Exhibit 99.1
NUTEX HEALTH ANNOUNCES THE APPOINTMENT OF WESLEY BAMBURG AS ITS NEW CHIEF OPERATING OFFICER
HOUSTON, Sept. 22, 2025 — Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, integrated healthcare delivery system comprised of 24 state-of-the-art micro hospitals and hospital outpatient departments in 11 states and primary care-centric, risk-bearing physician networks, today announced the appointment of Wesley Bamburg as the Company’s Chief Operating Officer, effective October 13, 2025.
Mr. Bamburg is an accomplished healthcare executive with 20 years of Fortune 500 experience in healthcare operations, business development, integrated network management, and physician relations.
Mr. Bamburg has served as Chief Operating Officer for HCA Houston Healthcare North Cypress since July 2024. Before that, from 2019 to 2024, Mr. Bamburg was Chief Operating Officer at HCA Houston Healthcare Medical Center in Houston, Texas.
Mr. Bamburg began his career with HCA Healthcare in 2013 as the Gulf Coast Division's Vice President of Payor Contracting & Alignment. Prior to joining HCA Healthcare, Mr. Bamburg had the unique opportunity to lead large-scale initiatives in managed care, network operations, and physician alignment, cultivating a comprehensive viewpoint from both payor and provider experience across 11 states.
Mr. Bamburg attended Southwestern Oklahoma State University on an athletic scholarship, where he earned his Bachelor of Science in Healthcare Administration. He later earned a Master of Business Administration from Oklahoma City University. He is board-certified in healthcare management and has achieved recognition as a Fellow of the American College of Healthcare Executives.
“The opportunity to join Nutex Health as COO is a tremendous honor. I have been deeply impressed by Nutex Health’s innovative, physician-led model and its commitment to creating a more efficient and patient-centric healthcare experience,” stated Mr. Bamburg, FACHE, Chief Operating Officer of Nutex Health. “I am excited to contribute to the company's dynamic growth and work alongside Dr. Vo and the entire team to shape the future of community-based hospital care.”
“Wes will be a great addition to our very seasoned and close-knit team as we continue our mission of delivering accessible, concierge-level health care to communities across America,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health.
“We are thrilled to welcome Wes to the Nutex Health leadership team. His extensive experience in operations, payor contracting, and physician relations will be instrumental as we continue to expand our national footprint and strengthen our innovative healthcare delivery model,” stated Jon Bates, MBA, CPA, Chief Financial Officer of Nutex Health.
About Nutex Health Inc.
Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.
The Hospital Division owns, develops and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments. This division owns and operates 24 facilities in 11 states.
The Population Health Management division owns and operates provider networks such as Independent Physician Associations. Through our Management Services Organization, we provide management, administrative and other support services to our affiliated hospitals and physician groups.

Exhibit 99.1
Forward-Looking Statements
Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases “will,” “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act, to remediate our material weaknesses in a timely manner, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in Current Report on Form 8-K, filed on August 20, 2025, under the heading "Risk Factors" in Item 8.01 thereof, the Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Risk Factors” in Part II, Item IA thereof, and the risk factors and other cautionary statements contained in our other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release.